S&Co.
SHERB & CO., LLP
Certified Public Accountants

7900 Glades Road Suite 540
Boca Raton, Florida 33434
Tel. 561-886-4200
Fax. 561-886-3330
e-mail:info@sherbcpa.com

Offices in New York and Florida

March 7, 2013

Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

Dear Sirs:

Trig Acquisition 1, Inc. (the "Company") provided to us a copy of the Company's current report on Form 8-K (the "Form 8-K"). We have read the Company's statements under Item 4.01 in the Form 8-K, and we agree with such statements contained therein and consent to the inclusion of this letter as Exhibit 16.1 of such Form 8-K.

Sincerely,

Sherb & Co., LLP